EXHIBIT 32.1

Certifications Under Section 906 of the Sarbanes-Oxley Act of 2002

John R. Lyon and Howard Sampson hereby certify that:

1.               They are the Chief Executive Officer and Chief Financial Officer, respectively, of Vista Medical Technologies Inc.

2.               The Form 10-K/A report of Vista Medical Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.               The information contained in the Form 10-K/A report of Vista Medical Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Vista Medical Technologies Inc.

Dated: September 29, 2004

/s/ John R. Lyon
John R. Lyon

/s/ Howard Sampson
Howard Sampson